EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
NATURE’S SUNSHINE PRODUCTS, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-K for the period ended December 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig D. Huff, Chief Financial Officer and Treasurer of Nature’s Sunshine Products, Inc. (the “Company”), hereby certify that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CRAIG D. HUFF
Craig D. Huff
Executive Vice President, Chief Financial Officer & Treasurer
March 15, 2004

59